EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 1O-KSB of Landmark International, Inc. of our report dated August 19, 1999, included in the 1998 Annual Report to the Shareholders of Landmark International, Inc.


                                        TIMOTHY L. STEERS
                                        CERTIFIED PUBLIC ACCOUNTANT, LLC

Portland, Oregon
August 19,1999